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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 17, 1998


                            CITYSCAPE FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)

                DELAWARE                   0-27314              11-2994671
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      State or Other Jurisdiction         Commission          (IRS Employer
           of Incorporation               File Number      Identification No.)


        565 Taxter Road, Elmsford, New York                   10523-2300
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     (Address of Principal Executive Offices)                  Zip Code

Registrant's telephone number, including area code:  (914) 592-6677

                       ----------------------------------
                         Former name or former address,
                          if changed since last report
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Item 5.  Other Events.

         On November 17, 1998, Cityscape Financial Corp. (the "Company") decided to suspend indefinitely all of its loan origination and purchase activities. The Company is notifying its brokers that it has ceased funding mortgage loans, other than loans that are in its origination pipeline for which it had issued commitments. The Company anticipates that it will continue to process such committed loans through the Company's debtor-in-possession financing facilities. The Company's decision is due to its determination, following discussions with potential lenders regarding post-reorganization warehouse financing, that adequate sources of such financing are not available. With no adequate sources of such financing, the Company has determined that it is unable to continue operations. As a result of the cessation of all of the Company's origination and purchase activities, the Company will further downsize its operations and reduce its workforce and will record an additional restructuring charge in addition to those disclosed in the Company's Form 10-Q dated November 16, 1998. The Company is taking steps to preserve the value of its assets for the benefit of its creditors and securityholders and anticipates maintaining sufficient staffing to oversee the servicing of the Company's loan portfolios and the Company's operations during the bankruptcy proceedings and related matters. The Company is currently evaluating the potential transfer of such servicing and, should such transfer occur, will adjust its staffing accordingly.

         A Bankruptcy Court hearing to consider confirmation of the Company's previously filed plan of reorganization under Chapter 11 of the Bankruptcy Code was originally scheduled for November 13, 1998 and had been adjourned to November 19, 1998. The Company anticipates that there will be a further adjournment of such hearing due to the developments discussed herein. The schedule and the procedures with respect to confirmation of the plan may be set by the Court at the hearing on November 19, 1998 or at an adjourned hearing subsequent thereto.

         There can be no assurance: (i) as to when, if ever, the Company's loan origination and purchase activities will resume; (ii) that the terms of the Company's plan of reorganization will not change; (iii) that the Bankruptcy Court will confirm such plan within the previously anticipated time-frame, if at all; or (iv) that such plan will be consummated (even if it is confirmed).

         This press release contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including, but not limited to, the ability to access loan warehouse or purchase facilities in amounts, if at all, necessary to fund the Company's loan production, the successful execution of loan sales in the whole loan sales market, the confirmation and consummation of the Company's plan of reorganization under Chapter 11 of the Bankruptcy Code, the ability of the Company to successfully restructure its balance sheet, the initiative to streamline the Company's operations, the ability of the Company to retain an adequate number and mix of its employees, legal proceedings and other matters, adverse economic conditions, competition and other risks detailed from time to time in the Company's Securities and Exchange Commission reports. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.
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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CITYSCAPE FINANCIAL CORP.
                                          (Registrant)



                                        By:       /s/Tim S. Ledwick
                                        Name:     Tim S. Ledwick
                                        Title:    Vice President and Chief
                                                  Financial Officer

Dated:   November 18, 1998


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